UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2016, OncoMed Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 5,500,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $10.00 per Share, and were purchased by the Underwriters from the Company at a price of $9.40 per Share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters the right, for 30 days, to purchase up to 825,000 additional shares of Common Stock. On August 19, 2016, the Underwriters exercised their right to purchase the additional 825,000 shares of Common Stock in full.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-204914).

On August 23, 2016, the Offering closed and the Company completed the sale and issuance of an aggregate of 6,325,000 shares of Common Stock. The Company received net proceeds from the Offering of approximately $59.2 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company, all of the Company’s directors and executive officers and certain of the Company’s shareholders also agreed not to sell or transfer any Common Stock held by them for 90 days after August 17, 2016 without first obtaining the written consent of the Representative on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 17, 2016, among OncoMed Pharmaceuticals, Inc. and Leerink Partners LLC, as representative of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Sunil Patel
Sunil Patel Chief Financial Officer, Senior Vice President, Corporate Development and Finance

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 17, 2016, among OncoMed Pharmaceuticals, Inc. and Leerink Partners LLC, as representative of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).